Independent Auditors' Report

To the Board of Directors and Stockholders
The Pulse Beverage Corporation
Denver, Colorado

We have audited the accompanying balance sheets of The Pulse Beverage Corporation (“the Company”) as of December 31, 2010 and January 31, 2011 and the related statements of operations, changes in stockholders’ deficit and cash flows for the periods then ended and for the period from March 17, 2010 (Inception) to January 31, 2011.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Pulse Beverage Corporation as of December 31, 2010 and January 31, 2011 and the related statements of operations, changes in stockholders’ deficit and cash flows for the periods then ended and for the period from March 17, 2010 (Inception) to January 31, 2011 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in an early start-up phase and has not begun operations as at January 31, 2011 that raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in the Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Weaver & Martin, LLC

Weaver & Martin, LLC
Kansas City, Missouri
February 18, 2011

The Pulse Beverage Corporation
(A Development Stage Company)
Balance Sheets

	January 31, 2011	December 31, 2010
	$	$
Assets

Current Assets:
Cash	56	56
Total Current Assets	56	56
Deposits	-	65,000
Property and Equipment (Note 4)	244,999	-
Intangible Assets (Note 5)	1	-
Total Assets	245,056	65,056

Liabilities and Stockholders’ Deficit

Current Liabilities:
Loan from related party (Note 6)	40,442	40,442
Loans payable (Note 6)	225,000	45,000
Total Current Liabilities	265,442	85,442

Subsequent Events (Note 9)
Nature of Operations and Continuance of Business (Note 1)
Stockholders’ Deficit
Common Stock, par value $.0001, 75,000,000 shares authorized, 13,280,000 issued and outstanding (Note 7)	1,328	1,328
Preferred Stock, par value $.0001, 10,000,000 shares authorized, none issued	-	-
Additional Paid-in Capital	-	-
Deficit Accumulated During the Development Stage	(21,714)	(21,714)
Total Stockholders’ Deficit	(20,386)	(20,386)
Total Liabilities and Stockholders’ Deficit	245,056	65,056

(See accompanying notes to these financial statements)

The Pulse Beverage Corporation
(A Development Stage Company)
Statements of Operations

	From March 17, 2010 (Inception) to January 31, 2011	One Month Ended January 31, 2011	From March 17, 2010 (Inception) to December 31, 2010
	$	$	$

Sales, net	-	-	-
Expenses:
Marketing and sales	-	-	-
General and administration	21,714	-	21,714
Salaries and benefits	-	-	-
Depreciation and amortization	-	-	-
Total Expenses	21,714	-	21,714
Loss from Operations and Net Loss	(21,714)	-	(21,714)
Net Loss per Share – Basic and Diluted		-	-
Weighted Average Shares Outstanding – Basic and Diluted		13,280,000	13,280,000

The Pulse Beverage Corporation
(A Development Stage Company)
Statement of Stockholders’ Deficit

			Additional
	Common	$.0001	Paid-in
	Stock	Par Value	Capital	Deficit	Total
	#	$	$	$	$

Balance as at March 17, 2010 (Inception)	-	-	-	-	-
Stock issued for cash on July 29, 2010	13,280,000	1,328	-	-	1,328
Net loss	-	-	-	(21,714)	(21,714)
Balance, December 31, 2010	13,280,000	1,328	-	(21,714)	(20,386)
Net loss	-	-	-	-	-
Balance, January 31, 2011	13,280,000	1,328	-	(21,714)	(20,386)

(See accompanying notes to these financial statements)

The Pulse Beverage Corporation
(A Development Stage Company)
Statements of Cash Flows

	From March 17, 2010 (Inception) to January 31, 2011	One Month Ended January 31, 2011	From March 17, 2010 (Inception) to December 31, 2010
	$	$	$

Cash flows from operating activities
Net loss	(21,714)	-	(21,714)

Adjustment to reconcile net loss to net cash:	-	-	-
Changes in operating assets and liabilities	-	-	-
Net cash used in operating activities	(21,714)	-	(21,714)

Cash flows to investing activities	-	-	-
Deposits on Asset Acquisition	(245,000)	(180,000)	(65,000)

Net cash used in investing activities	(245,000)	(180,000)	(65,000)

Cash flows from financing activities
Proceeds from loans from a related party	40,442	-	40,442
Proceeds from loans	225,000	180,000	45,000
Proceeds from stock subscriptions	1,328	-	1,328

Net cash provided by financing activities	266,770	180,000	86,770

Net increase in cash	56	-	56

Cash - beginning of period	-	-	-

Cash - end of period	56	-	-

Supplemental cash flow information:
Cash paid for:
Interest	-	-	-
Taxes	-	-	-

Supplemental disclosure of non-cash investing and financing activities:	-	-	-

(See accompanying notes to these financial statements)

The Pulse Beverage Corporation
(A Development Stage Company)
Notes to The Financial Statements

1. Nature of Operations and Continuance of Business

The Pulse Beverage Corporation, “Pulse” or “the Company”, was incorporated on March 17, 2010 pursuant to the laws of the State of Colorado. The Pulse Beverage Corporation is a nutraceutical (or functional) beverage company that will manufacture, distribute and market the PULSE® brand of water-based beverage formulations: PULSE® - Heart Health; PULSE® - Women’s Health and PULSE® - Men’s Health.  PULSE® is a beverage that contains functional ingredients that have been industry accepted as healthy.  PULSE® is unique in that it was developed by Baxter Healthcare Corporation (“Baxter”) to be scientifically effective in the recommended serving sizes and contains ingredients that are widely considered to be critical to adult health. The PULSE® beverage formulations were scientifically researched and formulated by Baxter and the Company has acquired all the formulations, trademarks, labeling rights and patents pending  relating to the brand PULSE®. Baxter developed, through Catalyst Development Inc., and test-marketed the PULSE® products. The Company, through its acquisition of the PULSE® brand, is entitled to label its PULSE® products as follows: “Formulation developed under license from Baxter Healthcare Corporation”. This licensing agreement with Baxter Healthcare Corporation is in perpetuity and does not require any royalty payments be made to the Baxter Healthcare Corporation.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated any revenues to date and will not generate revenues until the Company begins operations. The continuation of the Company as a going concern is dependent upon the ability of the Company to obtain necessary equity financing to fund its growth strategy and to begin operations, and the attainment of profitability. As at January 31, 2011, the Company had a working capital deficit of $265,386. All of these factors combined raises substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company will require a cash injection of $3,000,000 to: begin operations, launch a full marketing and branding campaign, manufacture and deliver products and to begin and increase revenues from its products. The Company and its stockholders have entered into a binding Letter of Intent, dated January 21, 2011, with Darlington Mines Ltd. (“Darlington”), a US public company, to become a publicly traded company in the United States by way of Share Exchange Agreement and Merger. Darlington is in the process of closing a $1,025,000 non-brokered private placement, and, to date, has loaned the Company $100,000 to close the Asset Purchase Agreement between the Company and Health Beverage, LLC dated July 26, 2010. Management will begin raising an additional $2,000,000 and believes this additional capital, the public listing, the planned management team to be hired and the expanded awareness of the PULSE® brand will provide the Company the opportunity to be operationally cash flow positive over the next twelve months.

2. Summary of Significant Accounting Policies

Fiscal Year End - The Company’s fiscal year end is December 31.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents - Cash and cash equivalents will include cash on deposit in overnight deposit accounts and investments in money market accounts.

Property and Equipment - Property and equipment are stated at historical cost less accumulated depreciation and amortization. Depreciation and amortization are computed on a straight-line basis over the estimated useful lives of the assets or, when applicable, the life of the lease, whichever is shorter. Vehicles and equipment are depreciated based on estimated useful lives. No depreciation has been charged to operations as the property and equipment acquired on January 31, 2011 have not been put to use.

The Pulse Beverage Corporation
(A Development Stage Company)
Notes to The Financial Statements

Intangible Assets - The Company’s intangible assets consist of the cost of formulations, manufacturing processes, labeling rights, trademarks and patents pending. To the extent capitalized, the Company’s intangible assets will be amortized over their estimated useful lives based on the period the assets are expected to contribute to the Company’s cash flows. The Company performs impairment tests whenever events or circumstances indicate that intangible assets might be impaired.

Valuation of Long-Lived Assets - The Company periodically evaluates the carrying amount of long-lived assets when events and circumstances warrant such a review.

Income Taxes - Deferred tax liabilities and assets are recognized for the expected future tax consequences of events that have been reflected in the Consolidated Financial Statements. Deferred tax liabilities and assets are determined based on the differences between the book and tax bases of particular assets and liabilities and operating losses carried forward, using tax rates in effect for the years in which the differences are expected to reverse. A valuation allowance is provided to offset deferred tax assets if, based upon the available evidence, including consideration of tax planning strategies, it is more-likely-than-not that some or all of the deferred tax assets will not be realized.

Revenue Recognition - We recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectability is reasonably assured. Generally, ownership of and title to our products pass to customers upon delivery of the products to customers. Certain of our distributors may also perform a separate function as a co-packer on our behalf. In such cases, ownership of and title to our products that are co-packed on our behalf by those co-packers who are also distributors, passes to such distributors when we are notified by them that they have taken transfer or possession of the relevant portion of our finished goods. Net sales have been determined after deduction of promotional and other allowances in accordance with ASC 605-50.

Financial Instruments - The fair values of financial instruments, which includes cash, were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. Foreign currency transactions are primarily undertaken in United State dollars which is also the Company’s functional currency. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates.

3. Asset Purchase Agreement

The Company acquired certain property and equipment and intangible assets from Health Beverage, LLC pursuant to an Asset Purchase Agreement which closed January 31, 2011.  The purchase price was $245,000 in cash allocated $244,999 to property and equipment and $1 to intangible assets (See Notes 4 and 5).

4. Property and Equipment

The Company acquired all of its property and equipment from Health Beverage, LLC pursuant to an Asset Purchase Agreement closed January 31, 2011. These assets have not been put into use as at January 31, 2011 and as a result no depreciation has been charged to operations. The cost of acquired property and equipment as at January 31, 2011 has been allocated to the following asset categories:

$

Manufacturing Equipment and Molds	179,398
Display Equipment	32,131
Automobile	33,470

Property and Equipment, net	244,999

The Pulse Beverage Corporation
(A Development Stage Company)
Notes to The Financial Statements

5. Intangible Assets

The Company acquired intangible assets from Health Beverage Corporation pursuant to an Asset Purchase Agreement closed January 31, 2011. The Company has allocated a nominal $1 to these intangible assets. These assets have not been put into use as at January 31, 2011 and as a result no amortization has been charged to operations. The cost of acquired intangible assets as at January 31, 2011 was allocated to the following asset categories:

$

Formulations, specifications and manufacturing methods	1
Trademarks	-
Patents Pending	-
Labeling Rights	-

Carrying Value of Intangible Assets	1

6. Loans Payable

a)	The Company received loans of $40,442 (2010 - $40,442) from the President and Chief Executive Officer of the Company. These loans are non-interest bearing, unsecured and due on demand.

b)	The Company received loans of $125,000 (2010 - $45,000) from an unrelated party. These loans are non-interest bearing, unsecured and due on demand.

c)	The Company received an advance of $100,000 from Darlington Mines Ltd. This loan was eliminated upon the merger of the Company into Darlington on February 16, 2011.

7. Common Stock

On July 29, 2010 the Company received $1,328 and issued 13,280,000 common shares at $0.0001 per share to the founders of the Company.

At January 31, 2011, there were no outstanding stock options or warrants.

8. Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company does not have any tax losses as at January 31, 2011. The Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

The components of the net deferred tax asset at January 31, 2011 and December 31, 2010 and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are scheduled below:

	One Month Ended January 31, 2011	Year Ended December 31, 2010
	$	$

Cumulative Net Operating Losses	(21,714)	(21,714)

Statutory Tax Rate	34%	34%

Effective Tax Rate	-	-

Deferred Tax Asset	7,383	7,383

Valuation Allowance	(7,383)	(7,383)

Net Deferred Tax Asset	-	-

The Pulse Beverage Corporation
(A Development Stage Company)
Notes to The Financial Statements

9. Subsequent Events

Subsequent to January 31, 2011 the Company closed its Share Exchange Agreement whereby the stockholders of the Company received 13,280,000 restricted common shares of Darlington Mines Ltd. in exchange for 13,280,000 common shares held in the Company. The closing date was February 15, 2011. On February 16, 2011, pursuant to a short form merger, the Company has merged with and into Darlington, and the name was changed to The Pulse Beverage Corporation.